Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 10, 2015 with respect to the financial statements and supplemental schedule included in the Annual Report of Multi-Color Corporation 401(k) Savings Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8 (File No. 333-129151, effective October 20, 2005).

/s/ Grant Thornton LLP

Cincinnati, Ohio
July 10, 2015